Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP

28 Liberty Street
LOS ANGELES	New York, NY 10005-1413	BEIJING
213-892-4000		8610-5969-2700
FAX: 213-629-5063		FAX: 8610-5969-2707
212-530-5000
WASHINGTON, D.C.		HONG KONG
202-835-7500	FAX: 212-530-5219	852-2971-4888
FAX: 202-835-7586		FAX: 852-2840-0792

LONDON		SEOUL
44-20-7615-3000		822-6137-2600
FAX: 44-20-7615-3100		FAX: 822-6137-2626

FRANKFURT		SINGAPORE
49-69-71914-3400		65-6428-2400
FAX: 49-69-71914-3500		FAX: 65-6428-2500

MUNICH	October 27, 2017	TOKYO
49-89-25559-3600		813-5410-2801
FAX: 49-89-25559-3700		FAX: 813-5410-2891

SÃO PAULO
55-11-3927-7700
FAX: 55-11-3927-7777

Vanguard Natural Resources, Inc.

5847 San Felipe, Suite 3000

Houston, Texas 77057

Ladies and Gentlemen:

We have acted as special counsel to Vanguard Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on October 27, 2017. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration of 2,233,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for issuance under the terms of the Vanguard Natural Resources, Inc. 2017 Management Incentive Plan (the “Plan”). The shares of Common Stock (the “Shares”) being registered pursuant to the Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock.

In rendering the opinions expressed below, we have examined the General Corporation Law of the State of Delaware (the “DGCL”), the Registration Statement, the Plan and Company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to all questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates or comparable documents of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Plans and other documents as we have deemed necessary.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the registration of the Shares issued or issuable under the Plan has been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and upon receipt of all amounts that a Plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under Delaware law, each in accordance with the terms of the Plan, the Shares will be or have been, as applicable, validly issued and holders of Shares will have no obligation to make any further payments for the acquisition of the Shares or contributions to the Company solely by reason of their ownership of Shares.

The foregoing opinion is limited to matters involving the federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

SM/SG